                                                                   EXHIBIT 10.26





                                     LEASE

                                    BETWEEN


                    WOODFIELD CORPORATE CENTER JOINT VENTURE


                                      AND




                          CRABTREE CAPITAL CORPORATION
                                     TENANT


                                   SUITE 1540
                                DEMISED PREMISES


                       425/475 WOODFIELD CORPORATE CENTER

                                  MAY 15, 1992
                                 DATE OF LEASE

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----


1.       LEASE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.1     Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.2     Fully Occupied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.3     Normal Business Hours  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.4     Office Complex . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.5     Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.6     Rent Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.7     Rent Adjustment Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.8     Rentable Area of the Demised Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.9     Rentable Area of the Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.10    Subject Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.11    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.12    Tenant's Proportionate Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.13    Woodfield Corporate Center . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

3.       BASE RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.1     Base Rent Abatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.2     Base Rent Abatement Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.       RENT ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4.1     Taxes and Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4.2     Adjustments for Taxes and Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.3     Adjustment to Actual Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.4     Yearly Proration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.5     Capital Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.6     Occupancy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.7     Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

5.       DIRECTLY CHARGED EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         5.1     Electrical Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         5.2     Water Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

6.       SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         6.1     Air Cooling and Heating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         6.2     Water  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         6.3     Elevator Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         6.4     Janitorial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         6.5     Window Cleaning  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         6.6     Additional Service Hours . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         6.7     Electrical Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         6.8     Service Interruptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

7.       CONDITION OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

8.       POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

9.       USE OF DEMISED PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         9.1     Government Use Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         9.2     Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         9.3     Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         9.4     Hazardous Material . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

10.      CARE AND MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

11.      ALTERATIONS AND ADDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

12.      ACCESS TO DEMISED PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

13.      UNTENANTABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

14.      EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

15.      ASSIGNMENT - SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         15.1    Prohibition Assignment - Subletting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         15.2    Information to be Provided . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         15.3    Landlord's Response  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         15.4    Landlord's Failure to Terminate Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         15.5    Landlord's Consent Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         15.6    Subsidiaries and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

16.      LANDLORD'S MORTGAGE - GROUND LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         16.1    Foreclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         16.2    Notice to Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

17.      CERTAIN RIGHTS RESERVED TO LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

18.      LANDLORD'S REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         18.1    Bankruptcy or Insolvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         18.2    Tenant Cure Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         18.3    Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         18.4    Tenant Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         18.5    Tenant's Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         18.6    Lease Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         18.7    Cost of Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

19.      CROSS DEFAULT FOR OTHER LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

20.      SURRENDER OF POSSESSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

21.      HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

22.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

23.      CHANGE OF DEMISED PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

24.      SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         24.1    Interest on Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

25.      TENANT'S RESPONSIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

26.      DEMISED PREMISES SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

27.      INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         27.1    Liability Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         27.2    Fire and Extended Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         27.3    Certificate of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         27.4    Landlord's Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

28.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         28.1    Waiver of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         28.2    Single and Plural  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         28.3    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         28.4    No Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         28.5    Interest on Overdue Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         28.6    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         28.7    Preoccupancy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         28.8    Modify for Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         28.9    Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         28.10   Tenant Estoppel Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         28.11   Tenant Not to Encumber Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         28.12   Election of Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         28.13   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         28.14   Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         28.15   Fire Doors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         28.16   Waiver of Jury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         28.17   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         28.18   Sale by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         28.19   Short Form . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         28.20   Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

29.      Option to Extend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

30.      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                       425/475 WOODFIELD CORPORATE CENTER


This Lease is made this 15th day of May, 1992 by and between WOODFIELD CORPORATE CENTER JOINT VENTURE, an Illinois General Partnership, hereinafter referred to as "Landlord", and Crabtree Capital Corporation a Delaware corporation, hereinafter referred to as "Tenant."

                                  WITNESSETH:

         1. LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant accepts the demised premises (hereinafter known as "Demised Premises"), being Suite 1540 located on the 15th floor in the Project commonly known as 425 Woodfield Corporate Center, located at 425 North Martingale Road, in Schaumburg, Illinois, as shown on Exhibit A attached hereto. (The Project consists of two office towers of 13 and 21 stories respectively, a center lobby structure, a reflective pond and the parking structure together with surface parking, landscaping and other related improvements. These improvements will be operated as a unit and together with the land said improvements are located on shall hereinafter be referred to as the "Project"). This Lease shall be for the term of three (3) years, commencing June 1, 1992 (hereinafter the "Commencement Date") and ending May 31, 1995, unless sooner terminated as provided herein.

         2. DEFINITIONS. For the purposes of this Lease the following terms are hereby defined:

                 2.1 "Additional Rent" shall be defined as all other charges to Tenant by Landlord as provided for in this Lease other than Base Rent and Rent Adjustment.

                 2.2 "Fully Occupied" shall mean that ninety-five percent (95%) of the Rentable Area of the Office Complex is occupied by tenants under lease.

                 2.3 "Normal Business Hours" is defined as that period of time commencing at eight o'clock a.m. (8:00 a.m.) and terminating at six o'clock p.m. (6:00 p.m.) on Monday, Tuesday, Wednesday, Thursday and Friday and commencing at eight o'clock a.m. (8:00 a.m.) and terminating at one o'clock p,m. (1:00 p.m.) on Saturdays, excluding such holidays as shall be determined by the Landlord.

                 2.4 "Office Complex" is defined as the 13 and 21 story structures together with connecting lobby area located at 425/475 North Martingale Road, Schaumburg, Illinois exclusive of the land, reflective pond, landscaping and parking structure located at the same address.

                 2.5 "Operating Expenses" shall mean and include costs and disbursements, other than Taxes, of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management or operation of the Project, except the following: (a) costs of alterations of tenant spaces; (b) costs of capital improvements (cost of such capital improvements shall be governed by Paragraph 4.5); (c) depreciation, interest and principal payments on mortgages, and other debt costs, if any; and
(d) real estate brokers' leasing commissions or compensation.

                 2.6 "Rent Adjustment" means any amount owed by Tenant resulting from changes in Operating Expenses or Taxes, or other rental increases, attributable to costs of the Project.

                 2.7 "Rent Adjustment Payment" shall be, within Landlord's reasonable estimate, an amount paid monthly to Landlord equal to the Rent Adjustments due for the next succeeding calendar year or part thereof of the Lease term.

                 2.8 "Rentable Area of the Demised Premises" is 3,087 square feet which: 1) if this Lease is for an entire floor, is the area of the entire floor measured from the centerline of the perimeter glass to the centerline of the perimeter glass (except public stairs, stacks, pipe shafts and vertical ducts), or 2) if this Lease is for less than an entire floor, is the area measured from the centerline of the perimeter glass to the centerline of parallel corridor demising partitions or transverse tenant demising partitions plus a proportionate share of the public areas of that floor, i.e., corridors, toilets, mechanical (HVAC) spaces, and janitorial, electrical, and telephone closets situated on the floor housing the Demised Premises. In any case, no deductions are made for columns.

                 2.9 "Rentable Area of the Project" is presently 670,000 square feet which is the sum of the rentable area of the Office Complex on floors designated by Landlord as office floors. The Rentable Area of the Project may from time to time be increased or decreased by the Landlord's reasonable redetermination of the Rentable Area; provided that in no event shall the total Rentable Area of the Project be deemed less than 670,000 square feet.

                 2.10 "Subject Premises" is that portion of the Demised Premises (up to and including the entire Demised Premises) for which a sublease or assignment of lease has been proposed, accepted or rejected.

                 2.11 "Taxes" shall mean all real estate taxes, installments of special assessments, sewer charges, transit taxes, taxes based upon receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (excluding income, franchise, or other taxes based upon Landlord's income or profit, unless imposed in lieu of real estate taxes) which shall now or hereafter be assessed against the Project, and shall apply to said obligations at such time in which said obligations become due and payable.

                 2.12 "Tenant's Proportionate Share" is presently forty-six one hundredths percent (.46%) which is determined by the proportion the Rentable Area of the Demised Premises bears to the Rentable Area of the Office Complex in the Project.

                 2.13 "Woodfield Corporate Center" is the complex of buildings and other improvements located and to be located at South and West of Higgins and Martingale Roads together with 425/475 Woodfield Corporate Center, all in Schaumburg, Illinois.

         3. BASE RENT. Tenant shall pay to Landlord at the office of the Landlord, or to such other person or to such other place as Landlord may from time to time direct in writing, in lawful money of the United States of America, in advance on or before the first day of each and every month of the term.


       INITIAL TERM             ANNUAL BASE RENT            MONTHLY BASE RENT
      --------------           ------------------          -------------------

       6/1/92-5/31/93               $20,065.56                    $1672.13
       6/1/93-5/31/94               $21,609.00                    $1800.75
       6/1/94-5/31/95               $23,152.56                    $1929.38


         Unpaid Base Rent shall bear interest as provided in Paragraph 29.6.
If the lease term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of calendar month then the Base Rent for such fractional month shall be prorated on the basis of a 365 day year.

                 3.1      Base Rent Abatement.  Intentionally Deleted.

                 3.2      Base Rent Abatement Allocation.  Intentionally
                          Deleted.

         4. RENT ADJUSTMENTS. Tenant shall pay throughout the term of this Lease as additional rent the Rent Adjustments herein set forth.

                 4.1 Taxes and Operating Expenses. Tenant shall pay as Rent Adjustment Tenant's Proportionate Share of all Taxes and Operating Expenses.

                 4.2 Adjustments for Taxes and Operating Expenses. Tenant's Proportionate Share of Taxes and Operating Expenses for each calendar year shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of each calendar year. In the case of the calendar year in which the lease term commences, written notice of the estimated Taxes and Operating Expenses shall be given Tenant prior to the commencement date. Tenant shall pay Landlord each month, at the same time as the Base Rent payment is due, an amount equal to one-twelfth (1/12) of said annual estimate as Rent Adjustment Payment. If real estate taxes or the cost of utility or janitorial services increase during a calendar year, Landlord may increase the amount paid as Rent Adjustment Payment during such year by giving Tenant written notice to that effect.

                 As soon as reasonably feasible after the end of each calendar year, and receipt of the actual real estate tax bill for the year, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Rent Adjustment. Landlord may prepare a statement after the end of the calendar year showing actual Operating Expenses. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between Tenant's actual Rent Adjustment for the preceding calendar year and the Rent Adjustment Payment Paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then Tenant's Proportionate Share of Operating Expenses and Taxes for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. Notwithstanding the foregoing, Landlord agrees that the increase in operating Expenses that are under Landlord's control shall be capped at 8% per year on a cumulative compounded basis. The basis for this limitation shall be the 1992 Operating Expenses.

                 4.3 Adjustment to Actual Taxes. When Landlord receives notice of the actual amount of Taxes (as opposed to the estimated amount) Landlord shall compare the estimated Taxes and actual Taxes. In the event of a difference between the actual and estimated Taxes, Landlord shall calculate the difference and apportion the difference among the remaining months of the calendar year, increasing or decreasing as the case may be, the monthly amounts collected from Tenant as Rent Adjustment on account of Taxes such that at the end of the calendar year Tenant shall have paid Tenant's Proportionate Share of Taxes. Landlord, as soon as practical after receipt of notice of the actual Taxes, shall give written notice to Tenant of the amount of Taxes, Tenant's Proportionate Share of such taxes, and of the adjustment, if any, in the monthly Rent Adjustment.

                 4.4 Yearly Proration. If the lease term commences on any day other than the first day of January, or if the lease term ends on any day other than the last day of December, any Rent Adjustment payment due Landlord shall be prorated, and Tenant shall pay such amount within thirty (30) days after being billed. This covenant shall survive the expiration or termination of this Lease.

                 4.5 Capital Costs. In the event that capital improvements to the Project are made, after the date of this Lease, either to comply with a requirement of governmental law, regulation or ordinance that was not applicable to the Project as of the date of this Lease or to reduce Operating Expenses, then Tenant shall pay to Landlord as a Rent Adjustment Tenant's proportion of the cost of said capital improvement amortized over such reasonable period as Landlord shall determine, together with interest at the Prime Rate as established by Continental Illinois National Bank and Trust Co. of Chicago (as of the day of disbursement) plus four percent (4%) per annum on the unamortized balance. In no event shall such amount be amortized over a period less than ten (10) years, nor shall Tenant be liable for any such payments after the term of this Lease has expired.

                 4.6 Occupancy. In the event the Office Complex is not Fully Occupied during any calendar year, the Tenant's Proportionate Share of Operating Expenses and Taxes for that year will be equitably adjusted to reflect Operating Expenses and Taxes as though the Office Complex were Fully Occupied.

                 4.7 Audit. Tenant or its representative shall have the right to examine Landlord's books and records with respect to the items in the statement of Operating Expenses and Taxes during normal business hours at any time within ten (10) days following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within thirty (30) days after the furnishing of the statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant. If Tenant shall dispute, in writing, any specific item or items in the statement of Operating Expenses and Taxes, and such dispute is not resolved between Landlord and Tenant within sixty (60) days after the date the statement was rendered, either party may, during the thirty (30) days next following the expiration of said sixty (60) days, refer such disputed item or items to a reputable, independent certified public accountant selected by Landlord, for determination and the determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant. Tenant agrees to pay all costs involved in such determination unless it is determined that Landlord's original calculation of both Taxes and Operating Expenses was in error by more than five percent (5%). Pending the determination of any dispute with respect to the statement submitted by Landlord, Tenant shall be required to pay the sums shown as due on such statement within thirty (30) days of receipt thereof, and if it shall be determined that any portion of such sums were not properly chargeable to Tenant, then upon such determination, Landlord shall immediately credit the appropriate sum to Tenant.

         5. DIRECTLY CHARGED EXPENSES. The following services shall be charged directly to Tenant.

                 5.1 Electrical Use. The Demised Premises shall be separately metered for electrical use. Commonwealth Edison or the appropriate other utility shall charge Tenant directly for all electrical services furnished the Demised Premises. Tenant shall pay for said electrical services in a timely and current manner.

                 5.2 Water Use. All water supplied to the Demised Premises shall at Landlord's option be separately metered pursuant to Paragraph
6.2. In that event, the appropriate municipality, district or utility shall separately charge Tenant for all water used on the Demised Premises. Tenant shall pay for said separately metered water in a timely and current manner.

         6. SERVICES. During the term of this Lease, so long as Tenant is not in default under any covenant or condition of this Lease, Landlord shall provide the following items and services:

                 6.1 Air Cooling and Heating. Air-cooling and heating when necessary to provide a temperature condition as required, in Landlord's judgment or by law or governmental regulation, for comfortable occupancy of the Demised Premises during Normal Business Hours. Wherever heat generating machines or equipment are used by Tenant in the Demised Premises, which affect the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install supplementary air-conditioning units in the Demised Premises and the expense of such installation and equipment shall be paid by Tenant. The expense resulting from the operation and maintenance of any supplementary air-conditioning system shall be paid by Tenant to Landlord as Additional Rent at rates established by Landlord.

                 6.2 Water. Landlord shall supply hot and cold water for use in the lavatories which Landlord has installed for use by Tenant, in common with other tenants. If Tenant desires water in the Demised Premises, cold water only may be supplied from municipal water mains drawn through a line, and fixtures, installed at Tenant's expense, with Landlord's written consent. If in Landlord's sole judgment Tenant is using more than normal amounts of water, then at Landlord's option a water meter shall be installed at Tenant's expense.

                 6.3 Elevator Service. At all times Landlord shall furnish passenger elevator service in common with Landlord and other tenants consisting of not less than one (1) elevator. Normal passenger elevator service shall be furnished during Normal Business Hours. Freight elevator service in common with Landlord and other tenants shall be furnished Monday, Tuesday, Wednesday, Thursday, and Friday commencing at eight o'clock a.m. (8:00 a.m.) and terminating at five o'clock p.m. (5:00 p.m.). No freight elevator service shall be provided on holidays, Saturdays, or Sundays. Normal freight or normal passenger elevator service at other than the set times shall be at Landlord's option and such services shall create no continuing obligation to provide said service. Operatorless, automatic passenger and freight elevator service shall be deemed elevator service under this paragraph.

                 6.4 Janitorial. Janitorial service and customary cleaning in and about the Demised Premises shall be provided, except for Saturdays, Sundays and holidays, in accordance with the specifications set forth in Exhibit D attached hereto and made a part hereof. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to regulation by Landlord, with Tenant assuming sole responsibility thereof. Any such janitorial or cleaning contractors or employees shall be approved by Landlord at its sole discretion.

                 6.5 Window Cleaning. Window washing of all windows in the Demised Premises, both inside and out, shall be done in conformance with Exhibit "D" hereof, or more frequently if required in Landlord's sole judgment.

                 6.6 Additional Service Hours. If Tenant requests Landlord to supply heat or air conditioning at times other than Normal Business Hours, then upon at least 24 hours advance notice to Landlord, Landlord will supply the necessary heat or air conditioning at rates set by Landlord.

                 6.7 Electrical Service. Separately metered electrical service shall be provided by Landlord for the Demised Premises.

                 6.8 Service Interruptions. Landlord does not warrant that any of the services above mentioned will be free from interruptions caused by war, insurrection, civil commotion, riots, acts of God, governmental action, repairs, renewal, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain fuel or supplies or any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the premises or any part hereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease. Notwithstanding the foregoing if as a result of Landlord's negligence, such service has not been restored within a period of ten (10) consecutive days, preventing Tenant from operating its business in the Demised Premises, Tenant's obligation to pay Base Rent, Rent Adjustment and other additional rent shall abate on a per diem basis during such time thereafter as Landlord shall fail to provide services.

         7. CONDITION OF PREMISES. Tenant's taking possession shall be conclusive evidence that the Demised Premises were in good order and satisfactory condition when Tenant took possession. No promise of Landlord to alter, remodel, decorate, clean or improve the Demised Premises or the Project and no representation with respect to the condition of the Demised Premises or the Project have been made by Landlord to Tenant, unless the same is contained herein, or made a part hereof or contained in a written document signed by Landlord or its agent. This Lease does not grant any rights to light or air over property, nor to a view of or from the Project. Tenant agrees to take the Demised Premises "as is"; provided however that Tenant shall have thirty (30) days from the commencement of the term of this Lease in which to give Landlord notice of any material defects in the Demised Premises and Landlord shall promptly repair same. The foregoing is not in limitation of the rights of Landlord and Tenant described elsewhere herein. Landlord will not provide a construction allowance. If any improvements are to be made the Landlord requests that he approve any general contractor. Additionally, Tenant will use only the Landlord's mechanical and electrical engineers for any planned improvement requiring such services. Landlord's architect must review all work.

         8. POSSESSION. If Landlord shall be unable to give possession of the Demised Premises on the date of the commencement of the term hereof by reason of any of the following: (i) Landlord has not completed its preparation of the Demised Premises, (ii) Landlord is unable to give possession of the Demised Premises by reason of the holding over or retention of possession of any tenant, tenants or occupants, or (iii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Base Rent, Additional Rent and Rent Adjustments reserved and covenanted to be paid herein shall not commence until the Demised Premises are available for occupancy by Tenant, except where such delay is the result of incomplete Tenant Improvement Work, then such delay shall be regulated by the Tenant Improvement

Work Agreement, Exhibit B. No failure to give possession on the date of commencement of the term hereof shall affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed to extend the term of this Lease. The Demised Premises shall not be deemed to be unready for Tenant's occupancy or incomplete if: (i) only minor insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Demised Premises or any part thereof, (ii) the delay in the availability of the Demised Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Demised Premises, or (iii) otherwise caused by Tenant or shall be caused in whole or in part by delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the Demised Premises are ready for Tenant's occupancy, the decision of the Project's Space Planner shall be controlling upon Landlord and Tenant.

         9. USE OF DEMISED PREMISES. Tenant shall occupy and use the Demised Premises during the term for general offices and for no other purpose, subject to the agreements herein contained.

                 9.1 Government Use Regulation. Tenant will not make or permit to be made any use of the Demised Premises which, directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Project or covering its operations and Tenant shall not do, or permit to be done, any act or thing upon the Demised Premises which will be in conflict with fire insurance policies covering the Project. Tenant, at its sole expense shall comply with all rules, regulations or requirements of the State Inspection and Rating Bureau, or any other similar body, and shall not do, or permit anything to be done upon the Demised Premises, or bring or keep anything hereon in violation of rules, regulations or requirements of the Village of Schaumburg Fire Department, State Inspection and Rating Bureau, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as not to increase the rate of fire insurance applicable to the Project.

                 9.2 Rules. Tenant shall faithfully observe and comply with rules and regulations attached to and made a part of this Lease as Exhibit C, and, after notice thereof, all reasonable modifications, amendments and additions thereto from time to time adopted by Landlord or its agent. Landlord shall not enforce any such rules or regulations in a manner that would interfere with Tenant's intended use.

                 9.3 Breach. Tenant shall be notified of any breach and given fifteen (15) days (unless in case of emergency or violation of law in which case immediate remedy of such breach is required) to commence diligent efforts to eliminate such breach. In addition to all other liabilities for breach of any covenant of this Section 9, Tenant shall pay to Landlord all damages caused by such breach and shall also pay to Landlord as Additional Rent an amount equal to any increase in insurance premium or other additional costs caused by such breach. Any violation of this Section 9 may be restrained by injunction. Tenant shall be liable to Landlord for all damages resulting from violation of any of the provisions of this Section 9. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the provisions of this Section 9 or any rules and regulations previously or hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                 9.4 Hazardous Material. In the event any Hazardous Material (hereinafter defined) is brought into or onto the Leased Premises by Tenant, Tenant shall handle any such material in compliance with all applicable federal, state and/or local regulations. For purposes of this Section, "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. Tenant shall submit to Landlord on an annual basis copies of its approved hazardous materials communication plan, OSHA monitoring plan, and permits required by the Resource Recovery and Conservation Act of 1976, if Tenant is required to prepare, file or obtain any such plans or permits. Tenant will indemnify and hold harmless Landlord from any losses, liabilities, damages, costs or expenses (including reasonable attorney's fees) which Landlord may suffer or incur as a result of Tenant's introduction into or unto the Leased Premises of any Hazardous Material. This Section shall survive the expiration or sooner termination of this Lease.

         10. CARE AND MAINTENANCE. Subject to the provisions of Paragraph 11, Tenant shall, at Tenant's own expense, keep the Demised Premises in good order, condition and repair during the term, ordinary wear excepted. If Tenant does not make repairs promptly and adequately, Landlord may, but shall have no obligation to, make repairs, and Tenant shall promptly pay the cost thereof including a reasonable fee for Landlord's obtaining said repairs. Tenant shall pay Landlord for premium time and for any other expense incurred in the event repairs, alterations, decorating or other work in the Demised Premises are not made during ordinary business hours at Tenant's request.

         11. ALTERATIONS AND ADDITIONS. Tenant shall not do any painting, or decorating, or erect any partitions, make any alterations, additions, changes or repairs (hereinafter referred to as "Alterations and Additions") to the Demised Premises without obtaining in each instance Landlord's prior written consent. If Landlord consents to any proposed Alterations and Additions, Landlord may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such Alterations and Additions, insurance against liabilities which may arise out of such Alterations and Additions, payment and performance bonds, plans and specifications and permits necessary for such Alterations and Additions, and requiring Landlord's approval of contractors and plans and specifications for such Alterations and Additions. Unless otherwise agreed in writing by Landlord and Tenant all Alterations and Additions shall be performed either by Landlord, or if not performed by Landlord, shall be performed under Landlord's regulation. In the event Alterations and Additions are not performed by Landlord, Tenant shall pay to Landlord a reasonable fee, as determined by Landlord, for its regulation of such Alterations and Additions. Unless otherwise provided by written agreement, all Alterations and Additions shall remain upon and be surrendered with the Demised Premises, providing that at Landlord's option, Tenant shall, at its expense, when surrendering the Demised Premises, remove from the Demised Premises all such Alterations and Additions installed in the Demised Premises by Tenant and restore the Demised Premises to their condition as of the commencement of the Lease term, normal wear excepted. If Tenant does not remove said Alterations and Additions after requested to do so by Landlord, Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. To the extent said Alterations and Additions are controlled by Tenant, Tenant hereby agrees to protect, defend, and indemnify Landlord, its agents and employees, with regard to the Demised Premises and the Project, from any and all liabilities of every kind and description which may arise out of or be connected in any way with said Alterations or Additions. Any mechanic's lien filed against the Demised Premises or the Project or any notice which is received by either Landlord or Tenant for work claimed to have been furnished to Tenant shall be released and discharged, within fifteen (15) days after such filing or receipt, whichever is applicable, at Tenant's expense, and if such lien or notice is filed, it shall be released and discharged of record by Tenant within said fifteen (15) days. For Alterations and Additions performed other than by Landlord, upon completion Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All Alterations and Additions shall comply with all insurance requirements and with all applicable laws, statutes, ordinances, and regulations. All Alterations and Additions shall be constructed in good and workmanlike manner and only first class material shall be used.

         It is further agreed, with respect to Alterations and Additions, that at the time Tenant requests Landlord's approval of any Alterations and Additions, Tenant may request Landlord to waive its right to require Tenant to remove such Alterations and Additions upon termination of the Lease, and unless Landlord expressly reserves such right in writing in its approval of Tenant plans, Landlord shall be deemed to have waived such right.

         12. ACCESS TO DEMISED PREMISES. Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Demised Premises. Landlord or Landlord's agents shall have the right to enter the Demised Premises at reasonable times and upon reasonable notice except in case of emergency to inspect the same, to perform janitorial and cleaning services and to make such decorations, repairs, alterations, improvements or additions to the Demised Premises or the Project as Landlord may deem reasonably necessary and Landlord shall be allowed to take all reasonable amounts and types of material into and upon said Demised Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the Base Rent, Additional Rent, and Rent Adjustments shall in no way abate (except as provided in Section 13) while said decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. If Tenant shall not be personally present to open and permit entry into said Demised Premises, at any time, when for any reason entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may in the event of any emergency forcibly enter the same, without rendering Landlord or its agents liable therefor (provided that during such entry Landlord and Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibility or liability whatsoever for the care, supervision or repair of the Project or any part thereof, other than as herein provided. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Project, and to close entrances, doors, corridors, elevators or other facilities. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby buildings, land, streets or alleys except as a result of Landlord's gross negligence or willful misconduct.

         13. UNTENANTABILITY. If the Demised Premises or if the Office Complex in which the Demised Premises is located (including machinery and equipment used in its operation) shall be destroyed or damaged by fire or other casualty and if the Demised Premises or office tower in which the Demised Premises are located may be repaired and restored within one hundred eighty
(180) days after such damage plus such additional time during which Landlord may be prevented from completing the repairs for causes beyond its reasonable control, then Landlord shall repair and restore the same with reasonable promptness.

                 If such damage renders the Demised Premises untenantable, in whole or in part, and if, in Landlord's sole judgment, such damage cannot reasonably be repaired and restored within one hundred eighty (180) days plus such additional time during which Landlord may be prevented from completing the repairs for causes beyond its reasonable control, either party shall have the right to cancel and terminate this Lease as of the date of such damage, provided, however, that Tenant may not elect to terminate this Lease if such damage was caused by the act or neglect of Tenant, its agents, servants, employees, guests, licensees or invitees.

                 In the event any such damage renders the Demised Premises untenantable and if this Lease shall not be cancelled and terminated by reason of such damage, Landlord agrees to repair and restore the same with reasonable promptness. In the event any such damage not caused by the act or neglect of Tenant, its agents, servants, employees, guests, licensees or invitees, renders the Demised Premises untenantable, then Base Rent, Additional Rent, and Rent Adjustments shall abate on a per diem basis during the period beginning with the date of such fire or other casualty and ending with the date when the Demised Premises are again rendered tenantable, such abatement to be in an amount bearing the same ratio to the total amount of rent for such period as the untenantable portion of the Demised Premises bears to the entire Demised Premises. Landlord's duty to repair and restore shall be limited to the Demised Premises and Tenant Finish, including Building Standard and Non-Building Standard Tenant Finish; provided that Landlord shall have no duty to repair or restore Tenant's personal property, special lighting fixtures, built-in cabinets or bookshelves, equipment or trade fixtures.

                 Any right to terminate or any other option provided for any party in this Section 13 must be exercised by written notice to the other party served within thirty (30) days after such damage shall have occurred.

                 In the event of the termination of this Lease pursuant to this section, Base Rent, Additional Rent, Rent Adjustment Payment, and Rent Adjustments shall be apportioned on a per diem basis and paid to the date of the fire or other casualty. In the event that the Demised Premises are partially damaged by fire or other casualty but not made wholly untenantable, then Landlord shall, except during the last year of the term hereof or except in cases of damage caused by the negligence of Tenant, proceed with all due diligence to repair and restore the Demised Premises and the Base Rent, Additional Rent, and Rent Adjustments shall abate in proportion to the nonusability of the Demised Premises during the period of untenantability. If a portion of the Demised Premises are made untenantable as aforesaid during the last year of the term hereof, Landlord shall have the right to terminate this Lease as of the date of the fire or other casualty by giving written notice thereof to Tenant within thirty (30) days after the date of such fire or other casualty, in which event the Base Rent, Additional Rent, Rent Adjustment Payment, and Rent Adjustments shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.

         14. EMINENT DOMAIN. If a substantial portion of the Office Complex in which the Demised Premises is located, or a substantial part of the Demised Premises, shall be taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, the term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to Landlord Tenant's interest in such award, if any; however, Tenant may receive compensation for relocation, business loss and other items so long as such award shall in no way reduce the compensation otherwise payable to Landlord. Current rent shall be apportioned as of the date of Lease termination. If any part of the Project shall be so taken or condemned, or if the grade of any street or alley adjacent to the Office Complex in which the Demised Premises is located is changed by any competent authority and such taking or change of grade makes it necessary or desirable to demolish, substantially remodel, or restore the Office Complex in which the Demised Premises is located, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days' written notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the change of grade. If an insubstantial portion of the Demised Premises or any portion of the Project shall be lawfully taken or condemned or conveyed under threat of condemnation so that the Demised Premises can be used by Tenant for the purpose set forth in this Lease, and this Lease is not terminated by Landlord, Landlord shall repair the Demised Premises, if affected, and the Lease shall be amended to reduce Tenant's Proportion and Base Rent in the proportion of the amount taken from the Demised Premises.

         15.     ASSIGNMENT - SUBLETTING.

                 15.1 Prohibition Assignment - Subletting. Except as provided herein, Tenant shall not, without Landlord's prior written consent:
(a) assign, hypothecate, mortgage, encumber, or convey this Lease; (b) allow any transfer hereof or any lien upon Tenant's interest by operation of law; (c) sublet the Demised Premises or any part thereof; or (d) permit the use or occupancy of the Demised Premises or any part thereof by anyone other than Tenant.

                 15.2 Information to be Provided. In the event Tenant desires the consent of Landlord to an assignment of the entire Demised Premises for the remaining term or subletting of all or a portion of the Demised Premises, Tenant shall submit to Landlord; (a) the proposed sublease or assignment, which is not to commence prior to thirty (30) days from the date the submission to Landlord occurs, and is subject to approval of Landlord; and
(b) sufficient information to permit Landlord to determine the acceptability, financial responsibility, and character of subtenant or assignee.

                 15.3 Landlord's Response. Within fifteen (15) days after receipt of the materials and information set forth in Section 15.2, Landlord shall respond by, either: (i) granting or refusing its consent; (ii) terminating this Lease on the date of the assignment or sublease was to commence; or (iii) terminating this Lease for the Subject Premises so as to lease the Subject Premises directly to the subtenant or assignee. Tenant shall remain liable for all payments due under this Lease through the date of termination even though such amounts may be billed subsequent to termination.

                 15.4 Landlord's Failure to Terminate Lease. If Landlord does not terminate this Lease for the Subject Premises or terminate the lease so as to lease the Subject Premises directly to subtenant or assignee pursuant to Paragraph 15.3, Landlord shall not unreasonably withhold or delay its consent, except that such consent may be reasonably withheld if (a) in the reasonable judgment of Landlord, the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Project; (b) in the reasonable judgment of Landlord, the purposes for which the subtenant or assignee intends to use the Subject Premises are not in keeping with the standards of Landlord for the Project, or are in material violation of the terms of any other lease in the Project, (the purpose for which subtenant or assignee intends to use the Subject Premises may not be in material violation of this Lease); (c) Tenant is in default under this Lease;
(d) the Subject Premises is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes; (e) the subtenant or assignee is either a government (or subdivision or agency thereof) or a present occupant of Woodfield Corporate Center; (f) an assignment is desired and the Subject Premises is less than the entire Demised Premises or less than the remaining term is being assigned; (g) the assignee or sublessee is not, in the sole judgment of Landlord, solvent or does not have unencumbered assets of a value at least equal to the projected costs of the obligations to be assumed for the unexpired term of this Lease; (h) in the reasonable judgment of Landlord such a sublease or assignment would violate any term, condition, covenant, negative covenant or agreement of the Landlord involving Woodfield Corporate Center, or any other tenant's lease within Woodfield Corporate Center.

                 15.5 Landlord's Consent Conditions. If Landlord grants consent it shall be upon and subject to the following terms: (a) the terms and conditions of this Lease, including among other things, Tenant's liability for the Subject Premises shall in no way be deemed modified, abrogated or amended;
(b) Tenant shall pay Landlord a reasonable fee determined by Landlord for each sublease or assignment submitted; (c) the consent shall not be deemed a consent to any further subletting or assignments by either Tenant, subtenants or assignees; and (d) Tenant shall pay Landlord as additional Base Rent, all of the excess payments or other economic consideration whether denominated as rent or otherwise (together with escalations) payable to Tenant under the sublease or assignment which might be in excess of the Base Rent plus Additional Rent and Rent Adjustments payable to Landlord under this Lease.

                 15.6 Subsidiaries and Affiliates. Tenant shall have the right to assign this Lease to any wholly-owned subsidiary, or wholly-owned affiliate or if Tenant is a wholly-owned subsidiary to the parent corporation or wholly-owned affiliate, providing the succeeding entity shall in Landlord's sole determination have a net worth equal to or exceeding the predecessor, and further providing that such a sublease or assignment shall not breach any covenant or agreement that Landlord has made regarding the Project.

         16. LANDLORD'S MORTGAGE - GROUND LEASE. Landlord may execute and deliver a mortgage or trust deed in the nature of mortgage, both sometimes hereinafter referred to as "Mortgage," against the Project or any interest therein, and may sell and lease back the underlying land on which the Project is situated. If requested by the mortgagee or trustee or by the lessor of any ground or underlying lease (ground lessor), and provided Tenant is furnished a non-disturbance agreement in a form and content reasonably acceptable to Tenant providing that as long as Tenant is not in default of the Lease beyond any grace period, Tenant's occupancy will not be disturbed and Landlord's obligations will continue to be performed, Tenant will either subordinate its interest in this Lease to said Mortgage, or ground lessor or underlying lease or make such interest superior, and will execute such agreement or agreements as may be reasonably required by such mortgagee, trustee or ground lessor.

                 16.1 Foreclosure. Should any Mortgage affecting the Project be foreclosed or if any ground or underlying lease be terminated: (a) the liability of the mortgagee, trustee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as said trustee, mortgagee, purchaser or subsequent owner is the owner of the Project and such liability shall not continue or survive after further transfer of ownership; (b) upon request of the mortgagee or trustee, Tenant will attorn, as

Tenant under this Lease, to the purchaser at any foreclosure sale thereunder, or if any ground or underlying lease be terminated for any reason, Tenant will attorn as Tenant under this Lease to the ground lessor under the ground lease and will execute such instruments as may be necessary or appropriate to evidence such attornment; (c) this Lease may be terminated by the mortgagee or ground lessor if Tenant is named as a party and served with process in any applicable proceeding and a warrant or judgment for possession of the Demised Premises is issued in such proceeding.

                 16.2 Notice to Lender. In the event of a ground lease, mortgage or other similar arrangement, and notice thereof being given to Tenant, Tenant agrees that this Lease may not be modified or amended so as to reduce the rent or shorten the term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be cancelled or surrendered without the prior written consent, in each instance, of the ground lessor, the mortgagee, or similar entity.

         17. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves and may at Landlord's option exercise the following rights without affecting Tenant's obligations hereunder: (a) to change the name or street address of the Project; (b) to install and maintain a sign or signs on the exterior of the office towers or the Project; (c) to have access for Landlord and the other tenants of the Project to any mail chutes located on the Demised Premises according to the rules of the United States Postal Service; (d) to designate all sources furnishing sign painting and lettering, vending machines and their suppliers, and lamps and bulbs used on the Demised Premises; (e) to decorate, remodel, repair, alter or otherwise prepare the Demised Premises for reoccupancy if Tenant vacates the Demised Premises prior to the expiration of the term; (f) to retain at all times pass keys to the Demised Premises; (g) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Project; provided that such exclusive right does not operate to preclude or impair Tenant's use of the Demised Premises (h) to exercise reasonable or necessary control over signage in, on and about the Project; (i) to close the Office Complex or the Project after regular working hours and on legal holidays, subject, however, to Tenant's right of admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include, by way of example but not of limitation, that persons entering or leaving the Office Complex in which the Demised Premises are located or the Project identify themselves to a security guard by registration or otherwise, and that said persons establish their right to enter or leave the Office Complex or Project; (j) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Project or Demised Premises only at such times and in such manner as Landlord shall direct and in all events, however, at Tenant's sole risk and responsibility; and (k) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Demised Premises or to the Project, as may be necessary or desirable for the safety, protection or preservation of the Demised Premises or the Project or Landlord's interests, or as may be necessary or desirable in the operation of the Project.

                 Landlord may enter upon the Demised Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of Base Rent or Rent Adjustments or affecting any of Tenant's obligations hereunder.

         18. LANDLORD'S REMEDIES. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by Law.

                 18.1 Bankruptcy or Insolvency. It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Tenant:

                          (A) If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (B) and (D) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord's business judgement, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty (60) days after such filing or order, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease shall be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

                          (B) If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty
                 (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective, any election to assume this Lease must be in writing addressed to Landlord and, in Landlord's business judgement, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

                                  (1)      The trustee or the
                          debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph (B), that:

                                        (a)     It will cure all monetary
                                  defaults under this Lease within ten (10) days from the date of assumption; and

                                        (b)     It will cure all nonmonetary
                                  defaults under this Lease within thirty (30) days from the date of assumption.

                                  (2)      The trustee or the
                          debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

                                  (3)      The trustee or the
                          debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that:

                                        (a)     From and after the date of
                                  assumption of this Lease, it shall pay all monetary obligations, including the Base and Additional Rents payable under this Lease in advance in equal monthly installments on each date that such Rents are payable.

                                        (b)     It shall also deposit with
                                  Landlord, as security for the timely payment of Rent, an amount equal to three months' Base Rent and other monetary obligations payable under this Lease;

                                        (c)     If not otherwise required by
                                  the terms of this Lease, it shall also pay in advance, on each day that any installment of Base Rent is payable, one-twelfth of Tenant's annual tax, escalation and other obligations under this Lease; and

                                        (d)     The obligations imposed upon
                                  the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

                                  (4)      For purposes of this subparagraph
                        (B), "adequate assurance" means that:

                                        (a)     Landlord determines that the
                                  Tenant, trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

                                        (b)     An order shall have been
                                  entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of the Tenant, trustee or debtor-in-possession to cure all monetary and nonmonetary defaults under this Lease within the time periods set forth above.

                          (C) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph (B) above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all the tenant's rights under it, by giving written notice of Landlord's election so to terminate.

                          (D) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (A) or (B) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (D), of all of the terms, covenants, and conditions of this Lease. For the purposes of this subparagraph (D) "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                                  (1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the tenant's obligations under this Lease;

                                  (2)      If requested by Landlord, the
                          assignee will obtain guarantees, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord's standards of creditworthiness; and

                                  (3)      Landlord or the assignee has
                          obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

                          (E) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the

         Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus additional rent and other monetary obligations of Tenant included herein.

                          (F) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

                 18.2 Tenant Cure Period. If Tenant defaults in the payment of Base Rent, Additional Rent, Rent Adjustment Payments or Rent Adjustments and Tenant does not cure the default within five (5) business days after demand for payment by Landlord or its authorized agent of such Base Rent, Additional Base Rent, Rent Adjustment Payments or Rent Adjustments or if Tenant defaults in the prompt and full performance of any other provisions of this Lease, and Tenant does not cure the default within fifteen (15) business days after written demand by Landlord or its authorized agent that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith) or if Tenant abandons the Demised Premises, then and in any such event Landlord may, if Landlord so elects but not otherwise, and with or without notice of such election, and with or without any demand whatsoever, either terminate this Lease and Tenant's right to possession of the Demised Premises or, without terminating this Lease, terminate Tenant's right to possession of the Demised Premises.

                 18.3 Surrender. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Demised Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord full and free license to enter into and upon the Demised Premises in such event with process of law and to repossess the Demised Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Demised Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's rights to Base Rent, Additional Rent, Rent Adjustment Deposits, or Rent Adjustments or any other right given to Landlord hereunder or by operation of law.

                 18.4 Tenant Abandonment. Landlord may elect to terminate Tenant's right to possession of the Demised Premises, without terminating this Lease or the other rights set forth herein, if Tenant fails to occupy, take possession, abandons, vacates the Demised Premises, or otherwise entitles Landlord to so elect.

                 Upon and after entry into possession without termination of this Lease, Landlord may, but need not, relet the Demised Premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time, and upon such terms as Landlord, in Landlord's sole discretion, shall determine. In any such case, Landlord may make repairs, alterations and additions in or to the Demised Premises, and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of the reletting. If the consideration collected by Landlord for reletting upon Tenant's account is insufficient to meet all of Tenant's obligations under this Lease, and all expenses incurred by Landlord in reletting, including but not limited to costs for leasing commissions, advertising, redecoration and repairs, Tenant shall remain liable for the unmet obligations and expenses. However, Landlord shall have no obligation to return sums collected from Tenant in the event of such reletting.

                 18.5 Tenant's Property. Any and all property which may be removed from the Demised Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the end of this Lease, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant, Tenant hereby waives any claim to such property or against Landlord for such property, or for any damages to such property.

                 18.6 Lease Lien. Tenant hereby grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity; and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Demised Premises and relet the same under order of court.

                 18.7 Cost of Enforcement. Tenant shall pay upon demand all Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

         19. CROSS DEFAULT FOR OTHER LEASES. If during the term of any lease or leases, other than this Lease, made by Tenant for any other premises in the Project said lease or leases shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease or leases, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant.

         20. SURRENDER OF POSSESSION. Upon the expiration or other termination of the term of this Lease, or Tenant's right to possession hereunder, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all of its property.

         21. HOLDING OVER. If Tenant retains possession of the Demised Premises or any part thereof after the termination of this Lease or any extension thereof, by lapse of time or otherwise, Tenant shall pay Landlord the monthly Base Rent, plus Additional Rent and Rent Adjustments as due under the Rent Adjustment Deposit, at double the rate payable for the month immediately preceding said holding over computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession, and in addition thereto, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. Tenant shall also pay any legal cost incurred by reason of Tenant's holdover. The provisions of this Section 21 do not exclude Landlord's right of re-entry or any other rights afforded Landlord hereunder, or by law.

         22. NOTICES. All Notices shall be in writing, and shall be effectively served by Landlord upon Tenant in any one of the following manners:
(a) by delivery to Tenant, or a representative of Tenant, (b) by forwarding through certified or Registered Mail, postage prepaid, to Tenant at the Demised Premises, provided notice shall be sent to such other Postal Address as Tenant may from time to time notify Landlord of in writing in which case the time of mailing shall be the time of notice, (c) by leaving a copy at the Demised Premises, or (d) by affixing a copy to any door leading into the Demised Premises; provided however, notice shall also simultaneously be given by pursuant to (a).

                 Notices shall be effectively served by Tenant upon Landlord when addressed to Landlord and served either: (a) upon an officer of Landlord or Landlord's agent; or (b) Certified or Registered Mail, postage prepaid, to Landlord in care of The Prudential Realty Group, Suite 500, Prudential Plaza, Chicago, Illinois 60601 Re: V-323, provided that Landlord may, from time to time, change said address by written notice to Tenant.

         23. CHANGE OF DEMISED PREMISES. Landlord, at Landlord's cost and expense, may upon not less than sixty (60) days written notice to Tenant, relocate Tenant to another location in the Woodfield Corporate Center.

         24.     SECURITY DEPOSIT.  Intentionally Deleted.

                 24.1     Interest on Security Deposit.  Intentionally Deleted.

         25. TENANT'S RESPONSIBILITY. To the extent permitted by law, Tenant shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Landlord and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Demised Premises, regardless of cause, except for any loss or damage caused by the sole negligence of Landlord, and its employees and agents, and Tenant hereby releases Landlord from any and all liability for same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, reasonable costs, reasonable fees and reasonable expenses, including attorneys' fees, incurred in connection therewith. Notwithstanding the foregoing Landlord shall be responsible for, shall insure against and shall indemnify and defend Tenant and hold it harmless from any and all liability, for any loss, damage or injury to Person or property occurring in, on, or about the common areas and facilities of the Project and the walks, driveways, parking structure and landscaped areas adjacent to the Project and hereby releases Tenant its employees and agents from any liability for the same except for any loss or damage caused by the negligence or willful misconduct of Tenant its employees and agents.

         26. DEMISED PREMISES SECURITY. Tenant assumes full responsibility for: (i) protecting the Demised Premises from theft, robbery and pilferage,
(ii) keeping the Demised Premises secure, and (iii) locking the doors in and to the Demised Premises. Any damage resulting from Tenant's failure to fulfill said responsibility shall be paid for by Tenant. All property belonging to Tenant, or any other person in the Demised Premises, which is in the Project or in the Demised Premises, shall be there at the risk of Tenant or the other person only. Landlord, its agent and their respective officers and employees shall not be liable for damage, theft, or misappropriation thereof except as a result of the gross negligence or willful misconduct of Landlord, its agents or its employees. Tenant shall and hereby does indemnify and hold harmless Landlord, its agents and their respective officers and employees, from any claims arising out of the above, including subrogation claims by Tenant's insurance carrier, except as excluded above.

         27. INSURANCE. Tenant shall carry insurance during the entire term insuring Tenant and Landlord, its Partners, and its Managing Agent as their interests may appear with provisions, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request. Initially, Tenant shall maintain coverages as follows:

                 27.1 Liability Coverage. In case of personal injury to or death of any person or persons, not less than $1,000,000 for each injury or death to a person and $3,000,000 for each occurrence and, in case of property damage, not less than $1,000,000 for any one occurrence.

                 27.2 Fire and Extended Coverage. In case of fire, sprinkler leakage, malicious mischief, vandalism, and other extended coverage perils, for the full insurable replacement value of all additions, and of all office furniture, office equipment, merchandise and all other items of Tenant's property on the Demised Premises.

                 27.3 Certificate of Insurance. Tenant shall, prior to the commencement of the term, furnish to Landlord policies or certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least 30 days prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may at its option procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as Additional Rent upon receipt by Tenant of bills therefor.

                 27.4 Landlord's Insurance. Landlord agrees to purchase and keep in force and effect comprehensive general liability insurance in an amount not less than two million dollars ($2,000,000.00) and insurance on the Building against fire and other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in an amount not less than 100% of the full insurable replacement value of the Building. Such insurance shall provide that it is specific and not contributory and shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies.

         28.     MISCELLANEOUS

                 28.1 Waiver of Defaults. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no waiver shall affect any default other than the default specified in the waiver and that only for the time and to the extent therein stated.

                 28.2 Single and Plural. Wherever appropriate in this Lease the single shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

                 28.3 Successors. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned with the express written consent of Landlord.

                 28.4 No Option. Submission of this instrument for examination does not constitute a reservation of or option for the Demised Premises. The instrument does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

                 28.5 Interest on Overdue Payments. All amounts owed by Tenant to Landlord under this Lease shall be paid within five (5) days of the due date. In the event the payments are not made within five (5) days of the due date, all such amounts (including Base Rent, Rent Adjustment Payment and Rent Adjustments) shall bear interest from the date due until the date paid at the rate of 18% or at the maximum legal rate of interest, whichever is lower.

                 28.6 Headings. The headings of sections are for convenience only and do not limit or construe the contents of the sections.

                 28.7 Preoccupancy. If Tenant shall occupy the Demised Premises prior to the beginning of the term of this Lease with Landlord's consent, all the provisions of this Lease including without limitation the insurance obligations of Landlord and Tenant, shall be in full force and effect as soon as Tenant occupies the Demised Premises provided, however, that no rental payments of any kind shall be due from Tenant to Landlord for such period of preoccupancy.

                 28.8 Modify for Mortgage. Should any mortgage, leasehold or similar arrangement require a modification or modifications of this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

                 28.9 Brokerage. Tenant represents that Tenant has dealt directly with and only with CB Commercial and LaSalle Partners Asset Management (Illinois) Limited Partnership as a broker or brokers in connection with this Lease, and that insofar as Tenant knows no other broker negotiated with this Lease or is entitled to any commission in connection therewith. Tenant indemnifies and holds Landlord, its successors and assigns and their respective agents and employees, harmless from all claims of any other broker or brokers in connection with this Lease.

                 28.10 Tenant Estoppel Certificate. Tenant agrees that from time to time at Landlord's written request, Tenant will deliver to Landlord within ten (10) business days of Landlord's written request, a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (ii) the dates to which the Base Rent and other charges have been paid, and (iii) that Landlord is not in default under any provision of this Lease, (iv) no payments other than as currently due have been made, and (v) such other matters as may reasonably be requested by Landlord. Such certificate shall provide that it may be relied upon by any prospective purchaser, mortgagee or beneficiary thereof.

                 28.11 Tenant Not to Encumber Title. Landlord's title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber such title. In the event Tenant does or permits any act which encumbers Landlord's title, Tenant shall promptly remove, or secure the release of same.

                 28.12 Election of Laws. The laws of the State of Illinois shall govern the validity, performance, construction and enforcement of this Lease.

                 28.13 Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law and by equity.

                 28.14 Authorization. Tenant represents and warrants that Tenant has full power and authority to enter into this Lease and to perform all of its obligations hereunder, and that execution and delivery of this Lease does not and will not violate or conflict with any provisions of any law, contract, mortgage, lien, lease, instrument, agreement or judgment to which Tenant is a party or which is binding on Tenant. If Tenant is a corporation, the persons executing this Lease on behalf of such corporation hereby represent and warrant that they have been duly authorized to execute this Lease for and on behalf of such corporation pursuant to a duly adopted resolution of its board of directors or by virtue of its bylaws.

                 28.15 Fire Doors. Landlord and Tenant agree that should Landlord, in the exercise of its sole discretion, determine that a fire emergency exit (crash door) is required in the interest of public safety, Landlord may, at its sole expense, install such fire emergency exit (crash door) in any demising wall of the Demised Premises.

                 28.16 Waiver of Jury. Landlord and Tenant agree, that to the extent permitted by law, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease.

                 28.17 Entire Agreement. There are not oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease.

                 28.18 Sale by Landlord. In the event the original Landlord hereunder, or any successor owner of the Project, shall sell or convey the Project, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate, but only upon all such liabilities and obligations becoming binding upon the new owner. Tenant agrees to attorn to each such new owner.

                 28.19 Short Form. This Lease shall not be recorded. However, at the election of either party a Memorandum of Lease, or Short Form Lease will be executed and made available for recording by the requesting party.

                 28.20 Exhibits. All exhibits attached to this Lease and initialed by Landlord and Tenant are hereby made a part of this Lease as though inserted in this Lease. The following exhibits are attached to this Lease:

                 Exhibit A              Floor Plan
                 Exhibit B              Intentionally Deleted
                 Exhibit C              Rules and Regulations
                 Exhibit D              Cleaning and Janitorial Service

         29. Option to Extend. Upon the condition that Tenant is not in default under this Lease, Landlord grants to Tenant an option to extend this Lease for one consecutive one (1) year term. The option shall be exercised by Tenant providing Landlord written notice of the exercise of said option not less than eight (8) months prior to the expiration of the then existing Lease term. All terms of this Lease shall apply during each extension term, except that annual Base Rent shall be adjusted to the then net effective market rental rates for similar space in similar buildings in the area.

         30. Quiet Enjoyment. Landlord covenants and warrants that Tenant, upon paying the rent, charges for services and other payments herein reserved and upon performing and keeping the other covenants herein shall peaceably hold and enjoy the Demised Premises undisturbed subject to the terms hereof.

         The parties hereto have executed this Lease sufficient to bind them the first day aforewritten.

                                    LANDLORD

                                    WOODFIELD CORPORATE CENTER JOINT VENTURE, an Illinois General Partnership

                                    By:      THE PRUDENTIAL INSURANCE COMPANY OF
                                             AMERICA, a General Partner


                                             By: _________________________
                                                      Vice President


                                    TENANT

Witness:  ______________________    CRABTREE CAPITAL CORPORATION

                                    By:  __________________________

                                    Its:  _________________________

                           LANDLORD'S ACKNOWLEDGMENT


STATE OF ILLINOIS         )
                          )       ss.:
COUNTY OF COOK            )


         On this __________ day of _______________, 19__, before me appeared
____________________, to me personally known, who, being by me duly sworn, did say that he is a Vice President of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a General Partner, and that said instrument was executed in behalf of said partnership by authority of its General Partner; and the said Vice President acknowledged said instrument to be the free act and deed of said partnership.


                                        ________________________________________
                                        Notary Public




My commission expires:

___________________________________________

                        TENANT CORPORATE ACKNOWLEDGMENT


STATE OF         )
                 )        ss.:
COUNTY OF        )


         On this _____ day of _______________, 19__, before me appeared ____________________ to me personally known, who, being by me duly sworn, did say that he is the _______________ of ____________________, the corporation that executed the within and foregoing instrument and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and that the seal affixed is the corporate seal of said corporation and said ____________________ acknowledged said instrument to be the free act and deed of said corporation.


                                        ________________________________________
                                        Notary Public


My commission expires:

___________________________________________

                                   EXHIBIT A


        Floor Plan of premises intentionally omitted from EDGAR Version

                                   EXHIBIT C

                             RULES AND REGULATIONS


         1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may in Landlord's judgment appear unsightly from outside the Premises or the Project. Landlord shall furnish and install building standard window blinds at all exterior windows.

         2. The Office Complex directory located in the lobby as provided by Landlord shall be available to Tenant, solely to display its name and location in the Building, which display shall be as directed by Landlord.

         3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employees or invitees of any tenant shall go upon the roof of the building.

         4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and to the extent damage is caused by Tenant, its employees or invitees, the expense of any such damage shall be borne by Tenant.

         5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

         6. No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for lodging.

         7. Tenant shall not bring upon, use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

         8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         9. Upon the termination of the tenancy, Tenant shall deliver to the Landlord all keys and passes to rooms, parking lot and toilet rooms which shall have been furnished Tenant. In the event of loss of any keys so furnished, Tenant shall pay the Landlord therefor. Tenant hall not make or cause to be made any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any additional such keys over and above the two sets of keys furnished by Landlord.

         10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Landlord.

         11. No furniture packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by the Landlord.

         12. Tenant shall cause all doors to the Demised Premises to be closed and securely locked before leaving the Building at the end of the day.

         13. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or any picture of the Building in connection with or in promoting or advertising the business of Tenant except Tenant may use the address of the Building as the address of its business.

         14. Tenant shall not waste heat or air conditioning and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

         15. Tenant assumes full responsibility for protecting the Demised Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to Premises closed and secured.

         16. Peddlers, solicitors and beggars shall be reported to the Office of the Building or as Landlord otherwise requests.

         17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

         18. Tenant shall allow no animals or pets (except seeing eye dogs) to be brought into or to remain in the Building or any part thereof.

         19. Landlord shall have sole power and discretion to control the quantity, size, location, and design of all tenant identification signage. Such signage shall be erected without Landlord's written consent.

         20. Tenant shall comply with all reasonable rules and regulations adopted by the Landlord concerning parking. Landlord may at its option reserve certain areas of parking for public use and/or for the use of individual tenants.

         21. No eating, drinking, sleeping, or loitering shall be permitted in the lobby areas.

         22. The Landlord may from time to time alter or amend these Rules and Regulations, and the Tenant, upon receipt of written notice thereof, shall comply with the Amended Rules and Regulations.

                                   EXHIBIT D
                                    425/475
                        CLEANING AND JANITORIAL SERVICE


I.       OFFICE AREA

         A.      Daily:  (Monday through Friday, inclusive, holidays excepted.)

                 1. Empty all waste receptacles and return to proper locations.
                 2.       Sweep and dust mop all uncarpeted areas.
                 3.       Vacuum all rugs and carpeted areas.
                 4. Dust all horizontal surfaces of furniture and equipment within normal reach.
                 5. Clean and sanitize all drinking fountains and water coolers.
                 6.       Remove fingermarks from glass doors.
                 7. Wipe clean all brass and other metal surfaces within normal reach.

         B.      Monthly:

                 1. Remove all fingermarks from doors, door jambs, and light switches.
                 2.       Spray buff tile floor areas, where needed.

         C.      Quarterly:

                 1. Dust all pictures, frames, chart boards and similar wall hangings.
                 2.       Wash all exterior glass surfaces, weather permitting.

II.      LAVATORIES

         A.      Daily:

                 1.       Sweep and mop floors.
                 2. Clean and sanitize all floors, toilet seats, bowls, urinals and fixtures.
                 3.       Clean all mirrors and shelves.
                 4. Refill towel dispensers, soap dispensers, tissue holders; materials to be furnished by Landlord.
                 5.       Empty paper towel receptacles.
                 6.       Dust all partitions.

         B.      Monthly:

                 1.       Wash all partitions, dispensers, and splash areas.
                 2.       Dust all light fixtures and ventilation grilles.

         C.      Quarterly:

                 1.       Wash all tile walls.

Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

                             FIRST LEASE AMENDMENT
                              ("First Amendment")

     This Amendment is made this 13th day of February, 1995, by and between WOODFIELD CORPORATE CENTER JOINT VENTURE, an Illinois General Partnership, hereinafter referred to as "Landlord" and CRABTREE CAPITAL CORPORATION, a Delaware corporation, hereinafter referred to as "Tenant".

     WHEREAS, Landlord and Tenant entered into a certain Lease dated May 15, 1992, (hereinafter called the "Lease"), under which Landlord demised to Tenant the premises commonly known as Suite 1540, 425 Woodfield Corporate Center, 425 North Martingale Road, Schaumburg, Illinois, 60173 (hereinafter called the "Lease"); and

     WHEREAS, Landlord and Tenant desire to amend said lease so as to change the Demised Premises and to extend the term of the Lease.

     NOW THEREFORE, in consideration of the agreement herein set forth, which the parties acknowledge as full and adequate consideration, the parties agree as follows:

1. Return of Demised Premises. The Premises identified on Exhibit A hereof consisting of 3,087 rentable square feet (hereinafter referred to as the "Returned Premises") shall be released from the terms of the Lease as of March 10, 1995.

2. New Demised Premises. Commencing March 11, 1995, Landlord hereby issues to Tenant and Tenant accepts the new demised premises (hereinafter "New Demised Premises") being Suite 440 located on the fourth floor in the Project (as defined in the Lease) commonly known as 475 Woodfield Corporate Center, located at 475 North Martingale Road in Schaumburg, Illinois, as shown on Exhibit B attached hereto. Landlord agrees, at Landlord's cost, to clean the carpet and to repaint the new Demised Premises.

3. Term For New Demised Premises. The lease of the New Demised Premises shall be for a term of two (2) years commencing on March 11, 1995 and ending on March 10, 1997, unless sooner terminated as provided herein.

4. Rentable Area of the New Demised Premises. Effective March 11, 1995, Lease Paragraph 2.8 is hereby amended to provide that Tenant's Rentable Area of the New Demised Premises is 1,184 rentable square feet.

5. Tenant's Proportionate Share of the New Demised Premises. Effective March 11, 1995, Lease Paragraph 2.12 is hereby amended to provide that Tenant's proportion for the New Demised Premises is eighteen on hundredths percent (0.18%).

6. Base Rent For the New Demised Premises. Effective March 11, 1995, Lease Paragraph 3.0 is hereby amended to the following rental rate schedule for the New Demised Premises:



                                    Monthly                           Annual
From/To                            Base Rent                         Base Rent
- --------                           ---------                      ----------------
03/11/95-03/10/96                    $1,036.00                      $12,432.00
03/11/96-0310/97                     $1,067.08                      $12,804.96

7. Brokerage. Paragraph 28.9 of the Lease is hereby modified by changing the words "CB Commercial and LaSalle Partners Asset Management (Illinois) Limited Partnership" to "U.S. Equities realty, Inc.".

8. Deletion of Option To Extend. Effective March 11, 1995, Paragraph 29 of the Lease is hereby deleted.

9. Affirmation and Incorporation. All terms of the lease are hereby affirmed and, except as specifically addressed herein, are made applicable to the New Demised Premises as though herein set forth in full.

     The parties hereto have executed this Lease sufficient to bind them to the first day of the aforewritten.


                               LANDLORD:

                               WOODFIELD CORPORATE CENTER JOINT
                               VENTURE, an Illinois General Partnership

                               By: THE PRUDENTIAL INSURANCE COMPANY
                               OF AMERICA, A General Partner.


                               By:
                                   ------------------
                                   Vice President

                               TENANT:

                               CRABTREE CAPITAL CORPORATION

                               By:
                                   ------------------
                               Its: Treasurer
                                   ------------------

                                  EXHIBIT A


                              RETURNED PREMISES

                                  [DIAGRAM]

                                  EXHIBIT B


                             NEW DEMISED PREMISES

                                  [DIAGRAM]